Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2015 relating to the financial statements of TrueCar, Inc. which appears in TrueCar, Inc.’s Annual Report on Form 10-K for the year ended, December 31, 2014.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
February 1, 2016